Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-117092, 333-108114, 333-75908, 333-84974, 333-34160, 33-75906 and 33-86532) and Form S-3 (No. 333-146522) of LodgeNet Entertainment Corporation of our report dated March 14, 2008, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
Minneapolis, MN
March 14, 2008